UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

POINT BLANK SOLUTIONS, INC
(Name of Registrant as Specified in Its Charter)

STEEL PARTNERS II, L.P.
STEEL PARTNERS II GP LLC
STEEL PARTNERS II MASTER FUND L.P.
STEEL PARTNERS LLC
WARREN G. LICHTENSTEIN
JAMES R. HENDERSON
TERRY R. GIBSON
GENERAL MERRILL A. MCPEAK
BERNARD C. BAILEY
ROBERT CHEFITZ

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2008

STEEL PARTNERS II, L.P.

_____, 2008

Dear Fellow Stockholder:

Steel Partners II, L.P. (“Steel Partners” or “we”) is the beneficial owner of an aggregate of 3,496,262 shares of Common Stock of Point Blank Solutions, Inc. (“Point Blank” or the “Company”), representing approximately 6.9% of the outstanding Common Stock of the Company.  For the reasons set forth in the attached Proxy Statement, we do not believe the Board of Directors of the Company is acting in the best interests of its stockholders.  We are therefore seeking your support at the annual meeting of stockholders (the “Annual Meeting”) scheduled to be held at ______________ located at ___ ________, ________, _________ _______ on _______, ________ __, 2008 at __:__ _.m., local time, for the following:

1.	To elect Steel Partners’ slate of five director nominees to Point Blank’s Board of Directors in opposition to the Company’s incumbent directors.

2.	[To ratify the selection of Rachlin Cohen & Holtz, LLP as Point Blank’s independent registered public accounting firm for 2008.]

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about _____, 2008.

If you have already voted a proxy card furnished by the Company’s management, you have every right to change your votes by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact MacKenzie Partners, Inc., which is assisting us, at their address and toll-free numbers listed on the following page.

Thank you for your support,

Warren G. Lichtenstein
Steel Partners II, L.P.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Steel Partners’ proxy materials, please call
MacKenzie Partners, Inc. at the phone numbers listed below.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com

or
CALL TOLL FREE (800) 322-2885

PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2008

ANNUAL MEETING OF STOCKHOLDERS
OF
POINT BLANK SOLUTIONS, INC.
_________________________

PROXY STATEMENT
OF
STEEL PARTNERS II, L.P.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Steel Partners II, L.P., a Delaware limited partnership (“Steel Partners” or “we”), is a significant stockholder of Point Blank Solutions, Inc., a Delaware corporation (“Point Blank” or the “Company”).  We are writing to you in connection with the election of five director nominees to the board of directors of Point Blank (the “Board”) at the annual meeting of stockholders scheduled to be held at ______________ located at ___ ________, ________, _________ _______ on _______, ________ __, 2008 at __:__ _.m., local time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”).  This proxy statement (the “Proxy Statement”) and the enclosed GOLD proxy card are first being furnished to stockholders on or about _________ __, 2008.

This Proxy Statement and the enclosed GOLD proxy card are being furnished to stockholders of Point Blank by Steel Partners in connection with the solicitation of proxies from Point Blank’s stockholders for the following:

1.
To elect Steel Partners’ director nominees, James R. Henderson, Terry R. Gibson, General Merrill A. McPeak, Bernard C. Bailey and Robert Chefitz (the “Nominees”) to serve as directors of Point Blank, in opposition to the Company’s incumbent directors whose terms expire at the Annual Meeting.

2.	[To ratify the selection of Rachlin Cohen & Holtz, LLP as Point Blank’s independent registered public accounting firm for 2008.]

This Proxy Statement is soliciting proxies to elect only our Nominees.  Accordingly, the enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company’s director nominees.  Stockholders who return the GOLD proxy card will only be able to vote for Steel Partners’ five Nominees and will not have the opportunity to vote for the [two] other seats up for election at the Annual Meeting.  See “Voting and Proxy Procedures” on page [__] for additional information.  You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company.  Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.  The participants in this solicitation intend to vote all of their shares of Common Stock in favor of the Nominees and will not vote their shares in favor of any of the Company’s nominees.

Steel Partners, Steel Partners II GP LLC (“Steel GP LLC”), Steel Partners II Master Fund L.P. (“Steel Master”), Steel Partners LLC (“Partners LLC”), Warren G. Lichtenstein and the Nominees are members of a group formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation.

Point Blank has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as [________], 2008 (the “Record Date”).  The mailing address of the principal executive offices of Point Blank is 2102 S.W. Second Street, Pompano Beach, Florida 33069.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to Point Blank, as of the Record Date, there were _______ shares of common stock, $0.001 par value per share (the “Shares”) outstanding and entitled to vote at the Annual Meeting.  As of the Record Date, Steel Partners, along with all of the participants in this solicitation, were the beneficial owners of an aggregate of 3,496,262 Shares, which represents approximately 6.9% of the voting securities outstanding (based on the Company’s proxy statement).  The participants in this solicitation intend to vote such Shares (i) for the election of the Nominees [and (ii) for the ratification of the selection of Rachlin Cohen & Holtz, LLP as Point Blank’s independent registered public accounting firm for 2008.]

THIS SOLICITATION IS BEING MADE BY STEEL PARTNERS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF POINT BLANK.  STEEL PARTNERS IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  SHOULD OTHER MATTERS, WHICH STEEL PARTNERS IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

STEEL PARTNERS URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF ITS NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY POINT BLANK’S MANAGEMENT TO THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF STEEL PARTNERS’ NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO STEEL PARTNERS, C/O MACKENZIE PARTNERS, INC. WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF POINT BLANK, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

IMPORTANT

Your vote is important, no matter how many or how few Shares you own.  We urge you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of our Nominees.

•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Steel Partners, c/o MacKenzie Partners, Inc., in the enclosed envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to Steel Partners.  Remember, you can vote for our five independent nominees only on our GOLD proxy card.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions regarding your proxy,
or need assistance in voting your Shares, please call:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com

or
CALL TOLL FREE (800) 322-2885

BACKGROUND TO THE SOLICITATION

•	We made our first investment in Shares of Point Blank in March 2007.

•
On August 20, 2007, representatives of Steel Partners met with General Larry Ellis, the President and CEO of Point Blank, to express Steel Partners’ desire to enter into negotiations to acquire the Company.

•
On August 22, 2007, we sent a private letter to the Board in order to memorialize in writing our discussions with General Ellis at the August 20th meeting and to put a specific proposal before the Board.  In the letter, we set forth our willingness to enter into discussions with the Board to pursue negotiations of a definitive merger agreement to acquire 100% of the Shares of Point Blank, through a newly formed acquisition vehicle affiliated with Steel Partners, for no less than $5.50 per Share in cash (the “Steel Offer”).  This proposal represented a 22% premium to the August 21, 2007 closing price of $4.50 per Share.  The letter further stated that (i) our proposal is not subject to any financing contingency, (ii) our proposal is conditioned upon satisfactory completion of due diligence, obtaining all necessary consents and approvals, redemption or waiver of the shareholder rights plan, waiver of any other anti-takeover provisions and certain other customary conditions and (iii) our proposal is based upon only the publicly available information about Point Blank known to us.  We expressed in the letter that we would have preferred to have been able to complete due diligence before making a specific proposal to acquire the Company, but that our discussion with General Ellis led us to believe that the Board might prefer a specific proposal at this time.    We made it clear in the letter that if as a result of our due diligence we find evidence of additional value inherent in the Company based on operating results or otherwise, we would be willing to upwardly adjust the offer price to reflect such additional value, and we invited the Board to share with us any documentation in the Board’s possession which it believes reflects additional value in the Shares that it believes is not already known to us.  We also stressed in the letter stressed at the time our extensive experience working with and maximizing the value of other public companies in the defense industry, including United Industrial Corporation, Aydin Corp., ECC International Corp. and Tech-Sym Corp.

•
On August 24, 2007, General Ellis sent us a letter acknowledging receipt of our August 22 letter and informing us that our August 22 letter has been referred to the Board for its review and discussion.  The letter stated that the Board would contact us in due course.

•
On October 30, 2007, we sent a public letter to the Board expressing our disappointment that we had not yet received a substantive response from the Company regarding our acquisition proposal and that no progress has been made since we first expressed interest in acquiring the Company over two months ago.  We, therefore, decided to publicly set forth the Steel Offer.  The Steel Offer represented a 23% premium to the Company’s closing price on October 29, 2007.  We stated in the letter our belief that the Steel Offer would provide Point Blank stockholders with immediate liquidity and the immediate opportunity to maximize the value of their investment in the Company and that we were confident that the Steel Offer represents the best strategic alternative available to immediately maximize stockholder value for the Company and its public stockholders.  We proposed in the letter that the Steel Offer be accomplished through a definitive tender offer/merger agreement and that the Steel Offer be conditioned upon satisfactory completion of due diligence, obtaining all necessary consents and approvals, redemption or waiver of the stockholder rights plan, waiver of any other anti-takeover provisions and certain other customary conditions.  We reiterated to the Board in the letter that if as a result of our due diligence we find evidence of additional value inherent in the Company based on operating results or otherwise, we would be willing to upwardly adjust the Steel Offer price to reflect such additional value.  Unfortunately, we have not been allowed to perform any due diligence.

•	Also on October 30, 2007, the Company issued a press release announcing that the Board had received the Steel Offer.

•
On November 9, 2007, the Company sent us a letter (the “November 9 Letter”) stating that the Board has considered the Steel Offer and that after discussing the Steel Offer with its financial advisors, the Board has concluded that it should not pursue the Steel Offer at this time and that the Company should continue to make progress on resolving legacy issues as well as implementing its growth and profitability strategy in order to maximize stockholder value.  In the November 9 Letter, the Board recognized our success in assisting companies in the defense industry and stated that it would welcome our experience to help meet the Company’s goals of growth and added value for its stockholders.  The Board enclosed a Confidentiality and Non-Disclosure Agreement (the “NDA”) that it required us to sign as a pre-condition to meeting with the Board.  The NDA included a two-year standstill agreement.

•
On November 21, 2007, we sent a letter to the Board responding to its November 9 Letter.  We stated in the letter that we would welcome the opportunity to meet with the Board to engage in meaningful discussions regarding the Company's financial performance, its strategic plan and direction and the steps the Company intends to take in order to maximize stockholder value and that we continue to believe the Steel Offer represents the best alternative for the Company to maximize stockholder value.  We further stated that it should be clear in light of the Steel Offer that we are not willing to enter into an NDA that includes any standstill provisions at all, let alone a two-year standstill and that our hope is that the standstill, which is both unwarranted and overreaching in light of our serious interest in acquiring the Company, was included by over-zealous lawyers and is not an actual pre-condition to our meeting.  If the Board insists on a standstill, then we are only left to conclude that the Board does not have a genuine interest in meeting with us and was using the NDA as a means to limit our rights as stockholders.

•
On November 30, 2007, our counsel sent Point Blank’s outside counsel a cover letter enclosing comments to the NDA and reiterating that we are not willing to enter into any NDA that includes standstill provisions in light of our proposal to acquire the Company.

•
On December 7, 2007, our counsel had a teleconference with Point Blank’s outside counsel to discuss the NDA.  Point Blank’s counsel informed our counsel that the Company may consider a shorter standstill period, but that under no circumstances is the Company willing to move forward with discussions with Steel Partners without a standstill.  Our counsel informed Point Blank’s counsel that Steel Partners has made its position clear that it is not willing to accept any standstill in light of the Steel Offer.

•	On January 31, 2008, Point Blank issued a press release announcing that it will hold its Annual Meeting on April 22, 2008 in Pompano Beach, Florida.

•
On February 8, 2008, we issued a press release announcing that we have delivered a written notice to the Corporate Secretary of Point Blank nominating a slate of five director nominees for election at the Annual Meeting.

•
On February 22, 2008, we delivered a letter to Point Blank requesting, pursuant to Section 220 of the Delaware General Corporation Law, a complete list of Point Blank’s stockholders and other corporate records in order to allow Steel Partners to communicate with Point Blank’s stockholders in connection with the election of directors to be submitted to a vote of the stockholders at the Annual Meeting, and any other matters as may properly come before the Annual Meeting.

REASONS FOR OUR SOLICITATION

As the beneficial owner of 3,496,262 Shares, representing approximately 6.9% of the issued and outstanding voting securities, Steel Partners is one of the largest stockholders of Point Blank.  We are soliciting your support to elect the Nominees at the Annual Meeting because we believe the current members of the Board are not acting, and will continue to not act, in your best interests with respect to the Steel Offer and the future strategic direction of the Company.

We Do Not Believe Point Blank Should Remain a Public Company

Steel Partners does not believe that Point Blank should remain a public company.  Like other small companies, we believe Point Blank faces issues such as the high costs and distractions of Sarbanes-Oxley compliance, minimal analyst coverage, pressure to demonstrate revenue growth and difficulty in absorbing overhead associated with being a public company.  These issues are exacerbated by certain legacy issues and other challenges that Point Blank has faced and continues to face.  We believe that these issues combined with the demands associated with operating as a public company will continue to impair value to stockholders and are a significant distraction to management.  The market demands that public companies demonstrate revenue growth, and we believe that this expectation will pressure the Company to gain scale – potentially through acquisitions – and to drive top-line growth.  Consider the following words of General Ellis on the fiscal 2007 third quarter earnings call:  “If the opportunity arises we will not be gun-shy about making larger scale acquisitions…”

We Believe the Company’s Aggressive Pricing and Marketing Strategy that Recognizes Reduced Margins Will Negatively Impact Shareholder Value

We do not believe it is a better alternative for Point Blank to attempt to implement its announced pricing and marketing growth strategy that we believe will adversely impact the Company’s bottom line.  Management has announced that it has put such a strategy into place in order to target certain contract opportunities in a highly competitive environment.  We believe that this strategy will result in a continuing decline in gross margins and an increase in the Company’s selling, general and administrative expenses.  General Ellis recognized this risk on the fiscal 2007 third quarter earnings call when he responded to a question with the following:

“Let me try it from the standpoint of what we are really after is growth, and in this business gaining market share is probably the most important thing we can do. And we talked about addressing pricing strategy to gain market share first, and once we do that then -- and we realize our margin might suffer just a little bit.  But as I tried to explain in the -- in my prepared response that there's a life cycle to the body armor business, and so our first objective is to maintain our current customers and, secondly, gain new customers…We, to the degree that our margins suffer we're going to push to increase and enhance our efficiencies, and I think we can make up some of that in-house, and we're working on that. So I don't know if I've answered your question or not, but we're going to work the other way, so every time we give up a little bit of margin we're going to become more efficient in-house in trying to compensate for it. ” (emphasis added)

We do not understand how Point Blank can reasonably expect to become more efficient in-house in light of its serious legacy issues, including the SEC investigation, class action and derivative lawsuits, internal weaknesses and the Zylon voluntary replacement program.  We do not believe that stockholders should be made to bear the risks attendant to the Company’s aggressive pricing strategy that the Company, itself, admits has and may continue to have a negative impact on the Company’s margins.  Point Blank’s gross margins for the nine months ended September 30, 2007 were 18.2% of net sales, as compared to 23.4% of net sales over the same period in 2006.  In explaining the decline, the Company states in its Form 10-Q for the quarter ended September 30, 2007, “The decline in gross profit margin as a percentage of net sales during the nine months ended September 30, 2007, as compared to the same period in 2006, is due principally to an increase in material costs, which are in limited supply, the constraints on price increases in our large military contracts, as well as a highly competitive market.”

We Do Not Believe Point Blank Should Try to Contend with this “Highly Competitive Market” as a Standalone Public Entity

The recent wave of consolidation in the defense industry provides additional support for why we do not believe Point Blank should remain a standalone entity.  Examples of such consolidation include Textron Inc.’s recent acquisition of United Industrial Corporation and L-3 Communications’ niche acquisitions of Geneva Aerospace, Inc. and Global Communications Solutions, Inc.  In light of this industry-wide oligopolistic activity, we do not believe it is prudent for small companies to remain public and compete with the large conglomerate defense companies for market share and acquisitions, especially when smaller companies have had to accept reduced gross margins in order to seek to effectively compete.  We believe that Point Blank should either be taken private or become part of a larger organization that has the accounting and operational infrastructure in place to provide synergies and grow the Company’s core business without negatively impacting the bottom line.  In fact, we believe Point Blank would make an attractive niche acquisition target for one of the larger public defense companies.  The Nominees, if elected, would seek to sell Point Blank to Steel Partners or the highest bidder, with their priority being to negotiate and consummate a transaction on the most favorable terms avaliable to Point Blank stockholders, in accordance with their fiduciary duties.

We Question the Company’s Recent Corporate Governance Practices

We also have concerns with Point Blank’s corporate governance, including (i) recent amendments to the Company’s Bylaws that removed the ability of stockholders to call special meetings and fill vacant directorships and (ii) the adoption of a “poison pill” stockholders’ rights plan in October 2006.

We have made efforts over the past several months to commence negotiations of a transaction with the Board that would provide immediate liquidity to the Company’s stockholders and the immediate opportunity to maximize the value of their investment in the Company.  To date, our efforts have been rebuffed by the Board, leading us to believe that the Company has no intention of fully considering the Steel Offer or any other third-party proposal that could maximize stockholder value.

We Believe the Steel Offer Provides Full and Fair Value and Immediate Liquidity to All Point Blank Stockholders

Given the Board’s refusal to privately negotiate a transaction with us, we decided to re-submit our offer to acquire the Company in a public manner.  On October 30, 2007, we delivered a letter to the Board in which we publicly set forth Steel Partners’ willingness to enter into discussions with the Board to pursue negotiations of a definitive merger agreement to acquire all of the outstanding Shares of Point Blank for no less than $5.50 per Share in cash.  We believe Point Blank stockholders deserve to have the opportunity at the present time to decide whether they want to receive a fair price for the Company now, before stockholder value is further eroded.  We also believe that Point Blank stockholders should have the ability to determine whether it is in their best interests for the Company to be sold to us.  We even stated in our letter to the Board that we would be willing to increase the Steel Offer price if as a result of our due diligence we find evidence of additional value inherent in the Company based on operating results or otherwise.  The Board responded by trying to force us to enter into an NDA with a two-year standstill as a pre-condition to entering into any such discussions or receiving any such diligence.

We believe that the Steel Offer provides all Point Blank stockholders with an opportunity to realize a significant, timely cash return without the risks attendant to the Company’s current strategic growth plan and legacy issues.  In fact, the Steel Offer now represents a premium of approximately 42% over the February 27, 2008 closing price of $3.88 per Share.  There are currently a number of obstacles to the consummation of the Steel Offer that only the Board can remove, including Point Blank’s “poison pill” stockholders’ rights plan and Section 203 of the Delaware General Corporation Law (the “DGCL”), which the Company has not opted out of.

We Believe the Interests of Management and the Board May Not Be Aligned With the Best Interests of all Stockholders of the Company

We believe that the terms of the Steel Offer are fair and generous to the Point Blank stockholders.  We are concerned that the interests of the Board may not be aligned with those of the stockholders.  It should be noted that as of [______ ___], 2008, the current directors and executive officers of Point Blank, as a group, directly owned only 8,000 Shares of the Company.  We urge all stockholders to ask themselves whose interests the Board has in mind when it continues to reject the Steel Offer without making any effort to negotiate or discuss the proposal.  To us, it seems that stockholder value continues to be at risk as management and the Board continue to implement their aggressive pricing strategy with its concomitant reduced margins. Stockholders should not have to bear this risk.

We are therefore seeking your support for the election of the Nominees at the Annual Meeting to demonstrate to the members of the Board and management that you support the sale of the Company to Steel Partners, or a higher bidder.  The Nominees, if elected, will, subject to their fiduciary duties as directors, take those steps that they deem are necessary or advisable to facilitate the consummation of the Steel Offer, or any superior acquisition proposal received from a third party.  These steps include the redemption of the Company’s “poison pill” stockholders’ rights plan and opting out of Section 203 of the DGCL.  Such actions would allow Point Blank stockholders to decide for themselves whether they want to accept the Steel Offer or any other third-party acquisition proposal that someone else could make.  A vote for the Nominees is not a vote for the Steel Offer and will not have any direct effect on the Steel Offer or any future transaction proposed by Steel Partners.  Due to Mr. Henderson’s affiliation and Mr. Gibson’s affiliation with Steel Partners, they may be deemed to have an interest in any transaction between the Company and Steel Partners and accordingly, if elected, Messrs. Henderson and Gibson would abstain from any vote of the Board to approve such transaction.

In the event that the Board attempts to use new bylaws or amends its existing bylaws to prevent the stockholders, including Steel Partners, from accomplishing the objectives described in this Proxy Statement, the Nominees, if elected, intend to repeal any such new or amended bylaws.

WE BELIEVE THE ELECTION OF THE NOMINEES REPRESENTS THE BEST OPPORTUNITY FOR STOCKHOLDERS TO MAXIMIZE THE VALUE OF THEIR SHARES

We have nominated five highly qualified nominees who, if elected, will constitute a majority of the Board.  We believe our Nominees, who have track records of creating value in the defense sector, have the requisite expertise to maximize stockholder value.  In the event the Steel Offer or any other third-party acquisition proposal is not promptly consummated, the Nominees have the right mix of leadership and relevant industry expertise to oversee the turnaround and future strategic direction of Point Blank.  Steel Partners was involved in the success of United Industrial Corporation (“United Industrial”), a company principally focused on the design, production and support of defense systems.  In 2006, United Industrial was ranked one of the 200 best small companies in the U.S. by Forbes Magazine and recently agreed to be sold to Textron, Inc.

Steel Partners has also worked with and enhanced the value of other defense companies, including Aydin Corp. (“Aydin”), ECC International Corp. (“ECC”) and Tech-Sym Corp. (“Tech-Sym”), all of which were sold at attractive premiums after Steel Partners became involved on the Board of Directors of each of these companies. In March 1999, Aydin agreed to be acquired by L-3 Communications for $13.50 per share, representing a 57% premium over Aydin’s share price prior to Steel Partners’ involvement on the Aydin Board of Directors. In September 2000, Tech-Sym shareholders approved an acquisition by Integrated Defense Technologies, Inc. for $30 per share, representing approximately a 67% premium over Tech-Sym’s share price prior to Steel Partners’ involvement on the Board of Directors. In August 2003, ECC agreed to be acquired by Cubic Corporation for $5.25 per share in cash, representing an approximate 60% premium over ECC’s share price prior to Steel Partners’ involvement on the Board of Directors.

•
James Henderson has more than 26 years of experience as an operating executive with various companies, including defense companies such as ECC and Aydin and with the defense and military division of UNISYS Corp.  He also served as a director of the defense company Tech-Sym.

•
General Merrill A. McPeak was Chief of Staff of the United States Air Force from November 1990 to October 1994, when he retired from active military service. General McPeak was for several years Chairman of ECC. Currently General McPeak is Chairman of the board of directors of Ethicspoint, Inc., a company providing confidential corporate governance compliance and whistleblower reporting services.

•
Robert Chefitz has over 25 years of experience investing in security, technology and biotech companies. Since 2002, Mr. Chefitz has been a Managing Member of NJTC Venture Fund, a private equity fund. During this time, Mr. Chefitz also founded Egis Capital Partners, a fund focused on private equity investments in the security and homeland defense industry.

•
Bernard C. Bailey has more than 25 years operational experience in the high-tech and security sectors. Since September 2006, he has served as Chairman and CEO of Paraquis Solutions LLC, a consulting and IT strategy firm. Mr. Bailey has also served as a director of Telos Corporation and a director of Lasercard Corporation, since 2006, and is currently the Chairman of the Board of Lasercard Corporation.  A graduate of the U.S. Naval Academy, Mr. Bailey served for eight years as an officer in the US Navy.

•
Terry R. Gibson is a Managing Director of SP Corporate Services LLC, a management services company owned by Steel Partners. Mr. Gibson has served as a director and Chief Executive Officer of Cosine Communications, Inc. a global telecommunications equipment supplier, since January 2005 and as Executive Vice President and Chief Financial Officer since joining CoSine in January 2002.

We believe the election of the Nominees represents the best means for stockholders to maximize the present value of their Shares. Your vote to elect the Nominees does not constitute a vote in favor of the Steel Offer.  Your vote to elect the Nominees will have the legal effect of replacing five incumbent directors with our Nominees.   There can be no assurance that stockholder value will be maximized as a result of this solicitation or the election of the Nominees.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of seven directors whose terms expire at the Annual Meeting.  We expect that the Board will nominate these incumbent directors for re-election at the Annual Meeting. For the reasons stated above, we are seeking your support at the Annual Meeting to elect the Nominees in opposition to Point Blank’s director nominees.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  This information has been furnished to Steel Partners by the Nominees.  The Nominees are citizens of the United States of America.

James R. Henderson (age 50) is a Managing Director and operating partner of Partners LLC, a global investment management firm, which is the Investment Manager to Steel Partners.  He has been associated with Partners LLC and its affiliates since August 1999.  Mr. Henderson has been the Executive Vice President of SP Acquisition Holdings, Inc., a company formed for the purpose of acquiring one or more businesses or assets, since February 2007.  He has been a director and Chief Executive Officer of WebFinancial Corporation, which through its operating subsidiaries, operates niche banking markets, since June 2005, President and Chief Operating Officer of WebFinancial since November 2003, and was the Vice President of Operations from September 2000 through December 2003.  He was also the Chief Executive Officer of WebBank, a wholly-owned subsidiary of WebFinancial, from November 2004 to May 2005.  Mr. Henderson has been a director of Angelica Corporation, a provider of healthcare linen management services, since August 2006.  He has been a director of BNS Holding, Inc., a holding company that owns the majority of Collins Industries, Inc., a manufacturer of school buses, ambulances and terminal trucks, since June 2004.  He has been a director (currently Chairman of the Board) of Del Global Technologies Corp., a designer and manufacturer of medical imaging and diagnostic systems, since November 2003. Mr. Henderson has been a director of SL Industries, Inc., a designer and manufacturer of power electronics, power motion equipment, power protection equipment, and teleprotection and specialized communication equipment, since January 2002.  He was a director of ECC from December 1999 to September 2003 and was acting Chief Executive Officer from July 2002 to March 2003.  Mr. Henderson has been the President of Gateway Industries, Inc., a provider of database development and web site design and development services, since December 2001.  From January 2001 to August 2001, he was President of MDM Technologies, Inc., a direct mail and marketing company.  The business address of Mr. Henderson is c/o Steel Partners II, L.P., 590 Madison Avenue, 32nd Floor, New York, New York 10022.  Mr. Henderson does not directly own, and has not purchased or sold during the past two years, any securities of Point Blank.

Terry R. Gibson (age 54) has served as a Managing Director of SP Corporate Services LLC, a management services company owned by Steel Partners, Ltd., since July 2007.  Mr. Gibson has served as a director and Chief Executive Officer of CoSine Communications, Inc. (“CoSine”) since January 2005 and as Executive Vice President and Chief Financial Officer since joining CoSine in January 2002. Prior to joining CoSine, Mr. Gibson served as Chief Financial Officer of Calient Networks, Inc. from May 2000 through December 2001. He served as Chief Financial Officer of Ramp Networks, Inc. from March 1999 to May 2000 and as Chief Financial Officer of GaSonics, International from June 1996 through March 1999. He also served as Vice President and Corporate Controller of Lam Research Corporation from February 1991 through June 1996. Mr. Gibson holds a B.S. in Accounting from the University of Santa Clara.  The business address of Mr. Gibson is 61 East Main Street, Suite B, Los Gatos, California 95031.  Mr. Gibson does not directly own, and has not purchased or sold during the past two years, any securities of Point Blank.

General Merrill A. McPeak (age 72) is the President of McPeak and Associates, a management-consulting firm he founded in 1995.  General McPeak was Chief of Staff of the United States Air Force from November 1990 to October 1994, when he retired from active military service.  General McPeak has served as a director of Del Global since April 2005.  General McPeak was for several years Chairman of ECC.  He has served as a director of several other public companies, including Tektronix and TWA.  Currently, General McPeak is Chairman of the board of directors of Ethicspoint, Inc., a company providing confidential corporate governance compliance and whistleblower reporting services.  He is a director of Sensis Corp., a privately held manufacturer of military radars and civilian air traffic control systems.  He is an investor in and director of several public and private companies in the early development stage, including: Gigabeam (NASDAQ: GGBM), a supplier of high performance, high availability fiber-speed wireless communications; MathStar (NasdaqGM: MATH), a designer and marketer of specialized semiconductor integrated circuits; and Quintessence Photonics (OTC BB: QPCI.OB), a designer and manufacturer of high performance semiconductor laser diodes.  General McPeak received a Bachelor of Arts degree in economics from San Diego State College and a Master of Science degree in international relations from George Washington University.  He is a member of the Council on Foreign Relations, New York City.  The business address of General McPeak is 123 Furnace Street, Lake Oswego, Oregon 97034.  General McPeak does not directly own, and has not purchased or sold during the past two years, any securities of Point Blank.

Robert Chefitz (age 48) has over 25 years of investment experience.  Since 2002, Mr. Chefitz has been, and currently is, a Managing Member of NJTC Venture Fund, a private equity fund.  During this time, Mr. Chefitz also founded Egis Capital Partners, a fund focused on private equity investments in the security and homeland defense industry (“Egis Capital”).  Mr. Chefitz serves as a General Partner/Managing Member of Egis Capital.  Mr. Chefitz has served as a director of Redpoint Bio Corporation, a biotechnology firm that identifies and develops compounds to improve the taste of pharmaceutical, food and beverage products, since 2003.  From 1990 until 2002, Mr. Chefitz was a general partner of Apax Partners (formerly Patricof & Co. Ventures, Inc.), where he played an integral role in raising over $1.5 billion for investment in various industries. From 1987 to July 1990, Mr. Chefitz was a managing director of Patricof & Co. Ventures, Inc., where he led and managed certain of the firm’s investments and from 1981 to 1987 was a senior associate of Golder, Thoma, Cressey & Co, where he worked on numerous investments in a wide range of industries. Mr. Chefitz is a member of the commitment committee of The Financial Recovery Fund and a director of World Links, a philanthropic, non-governmental organization that brings computer and internet access to schools in developing countries. Mr. Chefitz is a past president of The New York Venture Capital Forum.  Mr. Chefitz received an M.B.A. from Columbia University and a B.A. from Northwestern University.  The business address of Mr. Chefitz is 4 Becker Farm Road, Roseland, New Jersey 07078.  Mr. Chefitz does not directly own, and has not purchased or sold during the past two years, any securities of Point Blank.

Bernard C. Bailey (age 54) has served as Chairman and CEO of Paraquis Solutions LLC, a consulting and IT strategy firm, since September 2006. Mr. Bailey has served as a director of Lasercard Corporation, a company that manufactures and markets secure ID cards and related technologies, since September 2006 and presently serves as Chairman of the Board.  Mr. Bailey has served as a director of Telos Corporation, an information technology solutions and services company, since October 2006.  From August 2002 to September 2006, Mr. Bailey served as President, CEO and a director of Viisage Technology, Inc., a company that provides identity solutions for security credentials (n/k/a L-1 Identity Solutions, Inc.).  Previously, from January 2001 through August 2002, Mr. Bailey served as the Chief Operating Officer of Art Technology Group, Inc., a software company that provides e-commerce platform and e-commerce optimization services.  Between April 1984 and January 2001, Mr. Bailey served in various capacities at IBM Corporation, including several executive positions. A graduate of the U.S. Naval Academy, Mr. Bailey served for eight years as an officer in the US Navy.  Mr. Bailey received an M.B.A. from George Washington University, an M.S. in Systems Management from University of Southern California and an M.S. in Engineering from University of California, Berkeley.  The business address of Mr. Bailey is 8300 Greensboro Drive, McLean, Virginia 22102.  Mr. Bailey does not directly own, and has not purchased or sold during the past two years, any securities of Point Blank.

Each of the Nominees, as members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, may be deemed to beneficially own the 3,496,262 Shares owned by Steel Partners.  Each of the Nominees disclaims beneficial ownership of such Shares.

The Nominees will not receive any compensation from Steel Partners for their services as directors of Point Blank. Other than as stated herein, there are no arrangements or understandings between Steel Partners and any of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of Point Blank if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to Point Blank or any of its subsidiaries or has a material interest adverse to Point Blank or any of its subsidiaries in any material pending legal proceedings.

Steel Partners does not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees.  In addition, Steel Partners reserves the right to nominate substitute persons if Point Blank makes or announces any changes to the Company’s New Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees.  In any such case, Shares represented by the enclosed GOLD proxy card will be voted for such substitute nominees.  Steel Partners reserves the right to nominate additional persons.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

[PROPOSAL NO. 2

COMPANY PROPOSAL TO RATIFY SELECTION OF INDEPENDENT AUDITORS

As discussed in further detail in Point Blank’s proxy statement, the Company’s Audit Committee has appointed Rachlin Cohen & Holtz, LLP to serve as the Company’s independent auditors for 2008.

WE DO NOT OBJECT TO THE RATIFICATION OF THE SELECTION OF RACHLIN COHEN & HOLTZ, LLP AS POINT BLANK’S INDEPENDENT AUDITORS FOR 2008.]

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Each Share is entitled to one vote.  Shareholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date.  Based on publicly available information, we believe that the only outstanding classes of securities of Point Blank entitled to vote at the Annual Meeting are the Shares.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees to the Board, [FOR the ratification of the selection of Rachlin Cohen & Holtz, LLP to serve as the Company’s independent auditors for 2008] and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

According to Point Blank’s proxy statement for the Annual Meeting, the Board intends to nominate seven candidates for election as directors at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect only our Nominees.  Accordingly, the enclosed GOLD proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company’s director nominees.  Under applicable proxy rules, we are only permitted to solicit proxies for our Nominees.  Therefore, stockholders who return the GOLD proxy card will only be able to vote for our five Nominees and will not have the opportunity to vote for the three other seats up for election at the Annual Meeting.  You can only vote for Point Blank’s director nominees by signing and returning a proxy card provided by the Company.  Stockholders should refer to Point Blank’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.  The participants in this solicitation intend to vote all of their Shares in favor of the Nominees and will not vote their Shares in favor of any of the Company’s nominees.

QUORUM

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies.  The presence in person or by proxy of the holders of a majority of the outstanding Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.  Abstentions are counted as present for purposes of determining whether a quorum is present at the meeting.

VOTES REQUIRED FOR APPROVAL

Election of Directors.  Directors are elected by a plurality of the votes cast at the Annual Meeting.  The director nominees who receive the largest number of votes cast will be elected, up to the maximum number of directors to be elected at the Annual Meeting.  A vote to “withhold authority” for any director nominee will have no impact on the election of directors.

[Ratification of Selection of Rachlin Cohen & Holtz, LLP.  The affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting is necessary to approve the ratification of the selection of Rachlin Cohen & Holtz, LLP as the Company’s independent auditors for 2008. Abstentions will have no effect on the outcome of the vote for the approval of the selection of the appointment of Rachlin Cohen & Holtz, LLP.]

DISCRETIONARY VOTING

Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

Stockholders of Point Blank may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Steel Partners in care of MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy Statement or to Point Blank at 2102 S.W. Second Street, Pompano Beach, Florida 33069, or any other address provided by Point Blank.  Although a revocation is effective if delivered to Point Blank, Steel Partners requests that either the original or photostatic copies of all revocations be mailed to Steel Partners in care of MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy Statement so that Steel Partners will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, MacKenzie Partners, Inc. may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OR FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Steel Partners.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Steel Partners has entered into an agreement with MacKenzie Partners, Inc. for solicitation and advisory services in connection with this solicitation, for which MacKenzie Partners, Inc. will receive a fee not to exceed $[_____], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. MacKenzie Partners, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Steel Partners has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  Steel Partners will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that MacKenzie Partners, Inc. will employ approximately [__] persons to solicit Point Blank’s stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Steel Partners pursuant to the terms of the Joint Filing and Solicitation Agreement (as defined below).  Costs of this solicitation of proxies are currently estimated to be approximately $[________].  Steel Partners estimates that through the date hereof, its expenses in connection with this solicitation are approximately $[_________].

OTHER PARTICIPANT INFORMATION

The participants in this solicitation are Steel Partners, a Delaware limited partnership, Steel Master, a Cayman Islands exempted limited partnership, Steel GP LLC, a Delaware limited liability company, Partners LLC, a Delaware limited liability company, and the Nominees.  Steel Master is the sole limited partner of Steel Partners.  Steel GP LLC is the general partner of Steel Partners and Steel Master.  Partners LLC is the investment manager of Steel Partners and Steel Master.  The principal business address of Steel Partners, Steel GP LLC and Partners LLC is 590 Madison Avenue, 32nd Floor, New York, New York 10022.  The principal business address of Steel Master is c/o Morgan Stanley Fund Services (Cayman) Ltd., Cricket Square, 2nd Floor, Boundary Hall, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands.  As of the date hereof, Steel Partners owns 3,496,262 Shares.  By virtue of the relationships described above, each of Steel GP LLC, Steel Master and Partners LLC may be deemed to beneficially own the Shares owned by Steel Partners.

Currently, none of the Nominees directly owns any Shares.  Mr. Lichtenstein, as the manager of Partners LLC and the managing member of Steel GP LLC, may be deemed to beneficially own the 3,496,262 Shares owned by Steel Partners.

As a member of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Nominees is deemed to be a beneficial owner of all 3,496,262 Shares owned by Steel Partners. Each of the Nominees disclaims beneficial ownership of Shares that he does not directly own.  For information regarding purchases and sales of securities of Point Blank during the past two years by Steel Partners, see Schedule I.

On February 8, 2008, the participants in this solicitation entered into a Joint Filing and Solicitation Agreement in which, among other things, (i) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of Point Blank, (ii) the parties agreed to solicit proxies or written consents for the election of the Nominees, or any other person(s) nominated by Steel Partners, to the Board at the Annual Meeting (the “Solicitation”), and (iii) Steel Partners agreed to bear all expenses incurred in connection with the parties’ activities, including approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.  Steel Partners intends to seek reimbursement from Point Blank of all expenses it incurs in connection with the Solicitation.  Steel Partners does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of Point Blank; (iii) no participant in this solicitation owns any securities of Point Blank which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of Point Blank during the past two years; (v) no part of the purchase price or market value of the securities of Point Blank owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Point Blank, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of Point Blank; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Point Blank; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of Point Blank’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Point Blank or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by Point Blank or its affiliates, or with respect to any future transactions to which Point Blank or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other Matters

Other than those discussed above, Steel Partners is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Steel Partners is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

Stockholder Proposals

Any stockholder who intends to present a proposal for consideration at our 2009 annual stockholders’ meeting must ensure that the Company’s Secretary receives the proposal between _____, 2009 and _____, 2009.

In addition, Point Blank must receive any stockholder proposal intended to be included in its proxy statement for the 2009 annual stockholders’ meeting at its offices at 2102 S.W. Second Street, Pompano Beach, Florida 33069, Attention: Corporate Secretary, on or before _______, 2008.  Applicable rules of the SEC govern the submission of stockholder proposals and Point Blank’s consideration of them for inclusion in the proxy statement and form of proxy for the 2008 annual stockholders’ meeting.

The information set forth above regarding the procedures for submitting stockholder nominations and proposals for consideration at Point Blank’s 2009 annual meeting of stockholders is based on information contained in the Company’s proxy statement.  The incorporation of this information in this Proxy Statement should not be construed as an admission by us that such procedures are legal, valid or binding.

Incorporation by Reference

Steel Partners has omitted from this Proxy Statement certain disclosure required by applicable law that is expected to be included in the Company’s proxy statement relating to the Annual Meeting.  This disclosure is expected to include, among other things, current biographical information on Point Blank’s current directors, information concerning executive compensation, and other important information.  Although we do not have any knowledge indicating that any statement made by Steel Partners herein is untrue, we do not take any responsibility for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on our behalf, or for any failure by Point Blank to disclose events that may affect the significance or accuracy of such information.  See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the directors and management of Point Blank.

The information concerning Point Blank contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

STEEL PARTNERS II, L.P.

_______, 2008

SCHEDULE I

TRANSACTIONS IN SECURITIES OF POINT BLANK
DURING THE PAST TWO YEARS

Class of Security	Quantity Purchased / (Sold)	Price Per Share ($)	Date of Purchase / Sale
Steel Partners II, L.P.
Common Stock	100,000	3.3877	03/26/2007
Common Stock	105,100	5.2339	05/25/2007
Common Stock	3,000	5.2500	05/30/2007
Common Stock	2,600	5.2500	06/01/2007
Common Stock	100,000	5.2500	06/04/2007
Common Stock	5,000	5.2500	06/05/2007
Common Stock	40,000	5.2500	06/07/2007
Common Stock	5,000	5.2500	06/18/2007
Common Stock	10,000	5.2500	06/21/2007
Common Stock	10,000	5.2500	06/22/2007
Common Stock	55,000	5.2436	06/25/2007
Common Stock	436,982	5.2500	06/26/2007
Common Stock	25,000	5.2460	06/27/2007
Common Stock	25,000	5.2500	06/28/2007
Common Stock	15,000	5.2500	06/29/2007
Common Stock	30,000	5.2500	07/02/2007
Common Stock	10,000	5.2250	07/03/2007
Common Stock	41,100	5.2395	07/05/2007
Common Stock	23,000	5.2413	07/06/2007

Class of Security	Quantity Purchased / (Sold)	Price Per Share ($)	Date of Purchase / Sale
Steel Partners II, L.P.
Common Stock	27,500	5.2364	07/09/2007
Common Stock	6,700	5.2373	07/10/2007
Common Stock	111,000	5.2500	07/11/2007
Common Stock	200,000	5.2500	07/12/2007
Common Stock	50,000	5.2450	07/13/2007
Common Stock	76,500	5.2500	07/16/2007
Common Stock	17,700	5.2500	07/18/2007
Common Stock	10,000	5.2500	07/19/2007
Common Stock	41,000	5.2500	07/20/2007
Common Stock	107,700	5.2500	07/23/2007
Common Stock	402,050	5.2500	07/24/2007
Common Stock	50,000	5.2500	07/26/2007
Common Stock	10,000	5.2000	07/27/2007
Common Stock	(27,710)	4.2500	10/04/2007
Common Stock	186,700	2.9500	01/18/2008
Common Stock	300	3.0000	02/01/2008
Common Stock	37,000	3.0004	02/01/2008
Common Stock	124,000	3.1500	02/04/2008
Common Stock	2,600	3.1500	02/05/2008
Common Stock	500,000	3.1492	02/06/2008
Common Stock	467,100	3.1500	02/07/2008
Common Stock	1,600	3.7500	02/21/2008
Common Stock	2,000	3.6736	02/22/2008

Class of Security	Quantity Purchased / (Sold)	Price Per Share ($)	Date of Purchase / Sale
Steel Partners II, L.P.
Common Stock	36,240	3.8032	02/25/2008
Common Stock	2,000	3.8000	02/26/2008

SCHEDULE II

The following table is reprinted from the Company’s Preliminary Proxy Statement filed with the Securities and Exchange Commission on [________]

II-1

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give Steel Partners your proxy FOR the election of Steel Partners’ Nominees by taking three steps:

●           SIGNING the enclosed GOLD proxy card,

●           DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact MacKenzie Partners, Inc. at the address set forth below.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com

or
CALL TOLL FREE (800) 322-2885

PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2008

GOLD PROXY CARD

POINT BLANK SOLUTIONS, INC.

2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF STEEL PARTNERS II, L.P.

THE BOARD OF DIRECTORS OF POINT BLANK SOLUTIONS, INC.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned appoints _________ and _________, and each of them, attorneys and agents with full power of substitution to vote all shares of Common Stock of Point Blank Solutions, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Stockholders of the Company scheduled to be held at ______________ located at ___ ________, ________, _________ _______ on _______, ________ __, 2008 at __:__ _.m., local time, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Steel Partners II, L.P. (“Steel”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSALS.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GOLD PROXY CARD

STEEL RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW IN PROPOSAL NO. 1

[X] Please mark vote as in this example

1.  APPROVAL OF STEEL’S PROPOSAL TO ELECT DIRECTORS:

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW

Nominees: James R. Henderson Terry R. Gibson General Merrill A. McPeak Bernard C. Bailey Robert Chefitz	[ ]	[ ]	[ ] ________________ ________________ ________________

2.  [APPROVAL OF THE COMPANY’S PROPOSAL TO RATIFY SELECTION OF RACHLIN COHEN & HOLTZ, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2008.]

FOR	AGAINST	ABSTAIN

[ ]	[ ]	[ ]

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN  SHARES ARE HELD  JOINTLY,  JOINT  OWNERS  SHOULD  EACH SIGN.  EXECUTORS,  ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.